Exhibit 10.99

AMENDMENT No. 2

TO UNSECURED SUBORDINATED PROMISSORY NOTE

This Amendment No. 2 (“Amendment”) to the Unsecured Subordinated Promissory Note No. A-1 dated August 22, 2022 (the ”Note”), is made and entered into as of February 16, 2023 and is effective as of January 31, 2023, by and between La Rosa Holdings Corp., a Nevada corporation (the “Company”) and Gina Salerno, an individual (“Holder”). Each of the Company and Holder is a “Party” to this Amendment and the Company and the Holder, collectively, the “Parties” hereto.

RECITALS

WHEREAS, the Company and the Holder entered into the Note on August 22, 2022, which was amended by mutual agreement on December 5, 2022 to be effective as of November 23, 2022;

WHEREAS, the Company and the Holder desire to amend the Note to revise certain of its terms.

AGREEMENT

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree to amend the Note as follows:

1.	Section 2 of the Note is hereby deleted in its entirety, and in its place the following is inserted:

“2. Maturity. Unless prepaid as provided in Section 3, the full Principal Balance and all accrued and unpaid Interest under this Note shall be due and payable on the first to occur of: (a) the consummation of the Company’s initial public offering (“IPO”) as described in the Company’s Registration Statement on Form S-1 as filed with the U.S. Securities and Exchange Commission (File No. 333-264372); or (b) on May 31, 2023 if a Business Day, or if the such date is not a Business Day, on the next succeeding Business Day (the “Maturity Date”). All other amounts due hereunder shall be paid at the same time as the payment of the Principal Balance. Notwithstanding the foregoing, the entire unpaid Principal Balance of this Note, together with accrued and unpaid Interest thereon and other amounts due hereunder, shall become immediately due and payable upon an Event of Default.”

2.	Section 3(a) of the Note is hereby deleted in its entirety, and in its place the following is inserted:

“ (a) The entire principal balance and all accrued and unpaid interest shall be due and payable on the Maturity Date.”

3.	Section 3(b) of the Note is hereby deleted in its entirety, and in its place the following is inserted:

“(b) On the earlier of: (i) the date of full prepayment of the principal balance and all accrued and unpaid interest on the Note, or (ii) the Maturity Date, the Company shall also pay to the Holder the sum of Twenty Five Thousand Dollars and No Cents ($25,000.00) in the form of shares of the Company’s unregistered, restricted common stock, $0.0001 par value per share (“common stock”), which shall be calculated based on either: (i) the per Unit price (or the per share price if Units are not offered) in Company’s IPO, or (ii) if the IPO has not yet occurred at the time of the repayment (whether before or as of the Maturity Date), the fair market value of the common stock as determined by the Board of Directors in good faith. All such shares shall be issued by the Company in book entry form via its transfer agent within ten (10) Business Days after the date of prepayment or of the IPO closing date.”

4.	Except as set forth above, all of the terms, conditions and provisions of the Note shall be and remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given to them in the Note. This Amendment shall be effective on the date set forth above.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed on the date first written above.

“COMPANY”
LA ROSA HOLDINGS CORP.

/s/ Kent Metzroth
Signature

Kent Metzroth
Print Name

Chief Financial Officer
Title

“HOLDER”
Gina Salerno

/s/ Gina Salerno
Holder’s Signature

ALLONGE TO

UNSECURED SUBORDINATED PROMISSORY NOTE

This is an ALLONGE, dated as of February 16, 2023, to that certain Unsecured Subordinated Promissory Note No. A-1 dated August 22, 2022, as amended as of December 5, 2022 effective as of November 23, 2022 (the ”Note”) by and between La Rosa Holdings Corp., a Nevada corporation (the “Company”), and Gina Salerno, an individual (“Holder”). All capitalized terms not defined herein are defined in the Amendment or the Note.

The Note has been further modified by the Amendment No. 2 to the Unsecured Subordinated Promissory Note (“Amendment”) by and among the Company and the Holder dated as of February 16, 2023.

The terms of the Amendment are incorporated herein by reference and made a part hereof.

The Maturity Date of the Note shall be revised to be the first to occur of: (a) the consummation of the Company’s initial public offering as described in the Company’s Registration Statement on Form S-1 as filed with the U.S. Securities and Exchange Commission (File No. 333-264372); or (b) on May 31, 2023 if a Business Day, or if the such date is not a Business Day, on the next succeeding Business Day (the “Maturity Date”).

This Allonge shall be governed by the internal laws of the State of Nevada without reference to principles of conflicts of laws.

This Allonge is intended to be attached to and made a permanent part of the Note.

IN WITNESS WHEREOF, this Allonge has been executed under seal by a duly authorized representative of the Company.

COMPANY:

La Rosa Holdings Corp., a Nevada corporation

By:	/s/ Kent Metzroth
Name:	Kent Metzroth
Title:	Chief Financial Officer
Date:	February 16, 2023